newsrelease
CTS CORPORATION  Elkhart, Indiana 46514  574-523-3800

February 6, 2014

FOR RELEASE:  Immediately

CTS ANNOUNCES FOURTH QUARTER AND FULL-YEAR
2013 RESULTS

2013 Results Within Guidance

Continues to Simplify, Focus and Drive Profitable Growth

Elkhart, IN. . .CTS Corporation (NYSE: CTS) today announced fourth quarter and full-year 2013 financial results. The EMS segment was divested on October 2nd 2013 for $75 million, and is now reported as discontinued operations.

Fourth Quarter 2013 Results
•	Sales from continuing operations were $102.4 million, a 35% increase from fourth quarter of 2012.
•	GAAP loss per share was $0.09 compared to earnings per share of $0.26 in the same period last year. Adjusted EPS was $0.25 compared to $0.18 in fourth quarter of 2012.

In the fourth quarter, sales from continuing operations increased 35% from fourth quarter of 2012. Electronic component sales grew 7% helped by demand for piezo-ceramic products. The sensors and mechatronic product sales grew 56% primarily driven by the acquisition of D&R Technologies and the rebound in automobile production volumes. We booked $78 million in new orders in the fourth quarter.

2013 Full-Year Results
•	Sales from continuing operations were $409.5 million, an increase of 34% from 2012.
•	GAAP loss per share was $0.12 compared to earnings per share of $0.59 for 2012. Adjusted EPS was $0.82 compared to $0.64 in 2012.
•	Cash from operating activities was $38 million compared to $41.7 million in 2012. Capital expenditures were $14.0 million compared to $13.5 million in 2012.

Full-year sales from continuing operations increased 34%. Electronic component sales increased 15% driven by higher demand for piezo-ceramic products. Sensors and Mechatronics grew 48% from the acquisition of D&R Technologies and an increase in automobile production volumes.

Commenting on the 2013 results, Kieran O’Sullivan, CEO, stated, “2013 and 2014 are transitional years for CTS. Last year, we developed a clear strategic plan. We simplified our business model by divesting the non-core EMS segment and strengthened our balance sheet. At the same time, we initiated footprint rationalization projects to improve our cost structure. These projects are progressing according to plan. In addition, we strengthened our leadership team. In 2014, we will continue to focus on strengthening our core Components and Sensors business by increasing sales and marketing presence closer to target customers. Our investment in research and development for new products remains strong. We believe that these steps will position CTS to drive profitable growth.”

Looking ahead, management anticipates full-year 2014 sales to increase in the range of 4% to 6% over 2013 while continuing to carefully monitor the trend in emerging markets. Diluted earnings per share is expected to be in the range of $0.96 to $1.02. Results are expected to show continuous improvement through the year, with a stronger second half.

Conference Call
As previously announced, the Company has scheduled a conference call on Friday, February 7, 2014 at 11:00 a.m. EST.  The dial-in number for the conference call is 888-523-1228 (719-785-1753, if calling from outside the U.S.). The conference I.D. number is 2552181. There will be a replay of the conference call from 3:00 p.m. (EST) on Friday, February 7, 2014 through 3:00 p.m. (EST) on Friday, February 14, 2014. The telephone number for the replay is 888-203-1112 (719-457-0820, if calling from outside the U.S.). The access code is 2552181. Also, please note that a live audio webcast of the conference call will be available and can be accessed directly from the website of CTS Corporation www.ctscorp.com.

About CTS
CTS is a leading designer and manufacturer of electronic components and sensors to OEMs in the automotive, communications, medical, defense and aerospace, industrial and computer markets. CTS manufactures products in North America, Europe and Asia. CTS' stock is traded on the NYSE under the ticker symbol "CTS.”

Safe Harbor
This document contains statements that are, or may be deemed to be, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, any financial or other guidance, statements that reflect our current expectations concerning future results and events, and any other statements that are not based solely on historical fact. Forward-looking statements are based on management's expectations, certain assumptions and currently available information. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof and are based on various assumptions as to future events, the occurrence of which necessarily are subject to uncertainties. These forward-looking statements are made subject to certain risks, uncertainties and other factors, which could cause our actual results, performance or achievements to differ materially from those presented in the forward-looking statements. Examples of factors that may affect future operating results and financial condition include, but are not limited to: changes in the economy generally and in respect to the businesses in which CTS operates; unanticipated issues in integrating acquisitions; the results of actions to reposition our businesses; rapid technological change; general market conditions in the automotive, communications, and computer industries, as well as conditions in the industrial, defense and aerospace, and medical markets; reliance on key customers; unanticipated natural disasters or other events; the ability to protect our intellectual property; pricing pressures and demand for our products; and risks associated with our international operations, including trade and tariff barriers, exchange rates and political and geopolitical risks. Many of these, and other, risks and uncertainties are discussed in further detail in Item 1.A of the Annual Report on Form 10-K. We undertake no obligation to publicly update our forward-looking statements to reflect new information or events or circumstances that arise after the date hereof, including market or industry changes.

Contact:                Ashish Agrawal, Vice President and Chief Financial Officer
CTS Corporation, 905 West Boulevard North, Elkhart, IN 46514
Telephone 574-523-3800

CTS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS / (LOSS) - UNAUDITED
(In thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2013	2012	2013	2012

Net sales	$102,386	$75,675	$409,461	$304,481

Costs and expenses:
Cost of goods sold	72,220	53,290	288,108	212,965
Insurance recovery for business interruption	-	(637)	-	(637)
Selling, general and administrative expenses	17,227	17,699	69,889	63,071
Research and development expenses	5,481	5,328	23,222	20,918
Gain on sale-leaseback	-	(10,334)	-	(10,334)
Restructuring charge	2,348	2,588	10,455	3,437

Operating earnings	5,110	7,741	17,787	15,061

Other income / (expense):
Interest income / (expense), net	19	(311)	(1,463)	(849)
Other income	1,359	414	1,739	232
Total other income / (expense)	1,378	103	276	(617)

Earnings before income taxes	6,488	7,844	18,063	14,444

Income tax expense	1,811	1,913	16,066	952

Earnings from continuing operations	4,677	5,931	1,997	13,492

(Loss) / earnings from discontinued operations, net of tax	(7,658)	2,901	(5,926)	6,841

Net earnings	$(2,981)	$8,832	$(3,929)	$20,333

Net earnings / (loss) per share:
Basic
Continuing operations	$0.14	$0.17	$0.06	$0.40
Discontinued operations	(0.23)	0.09	(0.18)	0.20
Net (loss) earnings attributable to CTS Corporation	$(0.09)	$0.26	(0.12)	$0.60

Diluted
Continuing operations	$0.14	$0.17	0.06	$0.39
Discontinued operations	(0.23)	0.09	(0.18)	0.20
Net (loss) earnings attributable to CTS Corporation	$(0.09)	$0.26	(0.12)	$0.59

Cash dividends declared per share	$0.040	$0.035	$0.145	$0.140

Average common shares outstanding:
Basic	33,594	33,640	33,601	33,922

Diluted	34,314	34,330	34,249	34,523

CTS CORPORATION AND SUBSIDIARIES
OTHER SUPPLEMENTAL INFORMATION

Earnings / (Loss) per Share

The following table reconciles GAAP earnings per share to adjusted earnings per share for the Company:

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2013	2012	2013	2012

GAAP (loss) / earnings per share	$(0.09)	$0.26	$(0.12)	$0.59

Tax affected charges to reported diluted earnings / (loss) per share:
Restructuring and related charges	0.08	0.09	0.28	0.19
Additional legal costs	-	0.02	-	0.04
CEO transition costs	0.03	-	0.07	0.01
Tax impact of cash repatriation	-	-	0.31	-
Tax asset write-off related to restructuring	-	-	0.03	-
Acquisition-related costs	-	0.04	-	0.04
Gain on sale-leaseback	-	(0.23)	-	(0.23)
EMS divestiture	0.23	-	0.25	-
Adjusted earnings per share	$0.25	$0.18	$0.82	$0.64

Additional Information

The following table includes other financial information not presented in the preceding financial statements.

	Three Months Ended		Twelve Months Ended
$ In thousands	December 31,	December 31,	December 31,	December 31,
Expense	2013	2012	2013	2012
Depreciation and Amortization	$4,492	$4,372	$21,169	$19,615
Equity Based Compensation	$1,078	$382	$4,219	$4,099

OTHER SUPPLEMENTAL INFORMATION
(continued)

Non-GAAP Financial Measures

Adjusted earnings/(loss) per share is a non-GAAP financial measure.  The most directly comparable GAAP financial measure is diluted earnings/(loss) per share.

CTS adjusts for this item because they are discrete events which have a significant impact on comparable GAAP financial measures and could distort an evaluation of our normal operating performance.

CTS uses an adjusted earnings/(loss) per share measure to evaluate overall performance, establish plans and perform strategic analysis.  Using this measure avoids distortion in the evaluation of operating results by eliminating the impact of events which are not related to normal operating performance.  Because this measure is based on the exclusion or inclusion of specific items, they may not be comparable to measures used by other companies which have similar titles.  CTS' management compensates for this limitation when performing peer comparisons by evaluating both GAAP and non-GAAP financial measures reported by peer companies.  CTS believes that this measure is useful to its management, investors and stakeholders in that it:

- provides a truer measure of CTS' operating performance,

- reflects the results used by management in making decisions about the business, and

- helps review and project CTS' performance over time.

We recommend that investors consider both actual and adjusted measures in evaluating the performance of CTS with peer companies.

CTS Corporation and Subsidiaries
Condensed Consolidated Balance Sheets - Unaudited
(In thousands of dollars)

	December 31,	December 31,
	2013	2012

Cash and cash equivalents	$124,368	$109,571
Accounts receivable, net	62,667	89,342
Inventories	32,226	81,752
Other current assets	17,007	28,633
Total current assets	236,268	309,298

Property, plant & equipment, net	74,870	93,725
Other assets	169,127	158,156

Total Assets	$480,265	$561,179

Notes payable and current portion
of long-term debt	$-	$-
Accounts payable	47,052	67,973
Accrued liabilities	47,902	47,056
Total current liabilities	94,954	115,029

Long-term debt	75,000	153,500
Other obligations	13,416	24,892

Shareholders' equity	296,895	267,758

Total Liabilities and
Shareholders' Equity	$480,265	$561,179